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                       HORACE MANN LIFE INSURANCE COMPANY
                              CONSENT OF DIRECTORS

The undersigned, being all of the Directors of Horace Mann Life Insurance Company, hereby consent and agree that the following resolution be, and it hereby is, adopted as the action of the Board of Directors of the Company in lieu of a Special Meeting:

      WHEREAS, the Company has developed and proposes to offer for sale certain group flexible premium deferred fixed and variable retirement annuity contracts; and

      WHEREAS, in order to offer such contracts for sale, it is necessary to establish a new separate account of the Company under the Illinois Insurance Code;

      NOW, THEREFORE, BE IT RESOLVED, that:

      1. Effective 01 March 2002, the Company does hereby establish a separate account (the "Account") pursuant to Article XIV 1/2 of the Illinois Insurance Code, Section 245.21. The name of the Account shall be "Horace Mann Life Insurance Group Annuity Separate Account".

      2. The purpose of the Account shall be to provide an investment medium for the variable portion of the new group contracts referred to above and such other contracts issued by the Company in the future as may be designated as participating therein (all such contracts being hereinafter referred to as the "Contracts").

      3. The Account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the Contracts; (ii) the dividends, interest and gains produced by the foregoing; and (iii) such assets of the Company as may be deemed necessary for the orderly operation of the Account. The Company shall maintain in the Account assets with a value at least equal to the reserves and other contract liabilities with respect to the Account.

      4. The income, gains and losses, realized or unrealized, from assets allocated to the Account shall be credited to or charged against the Account, without regard to other income, gains or losses of the Company. The assets of the Account equal to the reserves and other contract liabilities with respect to the Account may not be charged with liabilities arising out of any other business the Company may conduct.

      5. The Account shall be segregated into sub-accounts or divisions ("Divisions"), each of which will invest solely in the shares of open-end diversified management investment companies registered under the Investment Company Act of 1940 and the Securities Act of 1933 that are designated by the Company as being available under the Account ("Funds"). Each Division shall invest solely in the shares of one Fund or, in the case of a Fund with more than one investment portfolio, in the shares of one portfolio of such Fund.

      6. The Funds and portfolios thereof initially designated by the Company for the Account are as follows: Horace Mann Fixed Account, Horace Mann Small-Cap Growth Fund, Davis Value Fund, Alliance VPS Premier Growth Fund. Ariel Appreciation Fund, Strong Midcap Growth II Fund, Ariel Fund, Neuberger Berman Genesis Fund, Fidelity VIP Mid Cap Portfolio, Fidelity VIP Overseas

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            Portfolio, BlackRock Temp Fund, BlackRock Low Duration Bond Fund,
            BlackRock Intermediate Government Bond Fund, BlackRock Core Bond Total Return Fund, BlackRock Index Equity Fund, BlackRock International Small Cap Fund, Putnam VT George Putnam Fund of Boston, Putnam VT International Growth & Income, Putnam VT International Growth, Putnam VT International Voyager, and Templeton Foreign Smaller Companies Fund. The Company may designate additional Funds or portfolios for the Account in the future.

      7. If shares of a Fund or portfolio of a Fund become unavailable for purchase by a Division or if in the judgment of the Company further investment in such shares is no longer appropriate in view of the purposes of the Account or Division, then (i) shares of another registered open-end diversified management investment company ("mutual fund") may be substituted for Fund shares held in the affected Division and/or (ii) payments received after a date specified by the Company may be applied to the purchase of shares of another mutual fund in lieu of Fund shares.

      8. Amounts paid to the Company under the Contracts and allocated to the Account shall be allocated to the appropriate Division(s) in accordance with the terms of the Contracts. Each Division, in turn, shall invest in the shares of the Fund or portfolio specified for investment by the Division.

      9. Due to the market in which the Contracts are initially to be offered, the Company is not currently required to register the Account as an investment company under the Investment Company Act of 1940 or to register the Contracts under the Securities Act of 1933. The officers of the Company are hereby authorized to take any and all actions that they may deem necessary, desirable or appropriate in connection with such Acts or exemption from the requirements thereof. In the event the Company determines in the future that such registration is necessary or desirable, the officers of the Company are hereby authorized to take any and all actions necessary in connection with such registration, including but not limited to the filing of registration statements and amendments thereto.

      RESOLVED, FURTHER, that the officers of the Company are hereby authorized:

            (i) to take whatever actions are necessary to assure that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

            (ii) to take all necessary actions and prepare and execute all necessary documents to obtain approval of, clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

            (iii) to prepare and execute participation agreements with the Funds providing for the purchase of the Funds' shares by the Account;

            (iv) to designate additional or substitute Funds or portfolios for the Account, as provided above; and

            (v) to take such further actions and to prepare and execute any and all other appropriate documents or agreements as the officers of the Company may

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                  deem necessary, desirable or appropriate to carry out the
                  purposes of these resolutions.

      RESOLVED, FURTHER, that the form of any resolutions required by any state authority to be adopted in connection with the foregoing matters are hereby adopted as fully as if set forth herein if (i) in the opinion of the officers of the Company the adoption of the resolutions is advisable, and (ii) the Corporate Secretary or Assistant Corporate Secretary of the Company evidences such adoption by inserting into the minutes copies of such resolutions.

CERTIFICATION

The foregoing accurately sets forth the corporate action intended to be taken by the Board of Directors of Horace Mann Life Insurance Company on 06 February 2002, and if there exists any absence of or defect in the meeting recorded therein, the notice thereof, or any other matter relating thereto, all such absence or defect is hereby waived, and, pursuant to the applicable General Corporation Law, as authorized by the Bylaws, we declare that by our signatures hereinafter affixed, we give our consent to the corporate action set forth herein.

All signatures need not appear on the same copy of this Consent.

/s/ Ann M. Caparros                     /s/ Louis G. Lower II
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Ann M. Caparros                         Louis G. Lower II

/s/ Valerie A. Chrisman                 /s/ George J. Zock
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Valerie A. Chrisman                     George J. Zock

/s/ Peter H. Heckman
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Peter H. Heckman

Filed with the undersigned as Assistant Corporate Secretary of the above named corporation on the 6th day of February, 2002.

                                        /s/ Linda L. Sacco
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                                        Linda L. Sacco